Exhibit 5.1

June 5, 2012

Cambridge Heart, Inc.

100 Ames Pond Dr.

Suite 100

Tewksbury, MA 01876

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cambridge Heart, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 65,098,883 shares of Common Stock, $.001 par value per share (the “Common Stock”), of the Company. The shares of Common Stock being registered include: (i) 30,954,536 shares of Common Stock currently issuable upon the conversion of notes issued in a private placement (the “Notes,” and the shares of Common Stock issuable the exercise thereof, the “Note Shares”), (ii) 3,189,811 shares of our common stock that may be issued as interest on the Notes (the “Interest Shares”) and (iii) 30,954,536 shares of the Company’s Common Stock currently issuable upon the exercise of warrants that were issued in connection with the same private placement (the “Warrants,” and the shares of Common Stock issuable upon the exercise thereof, the “Warrant Shares”). The shares of the Company’s Common Stock referenced in sub-clauses (i), (ii) and (iii) above are referred to herein collectively as the “Shares.” All of the Shares are being registered on behalf of certain holders of securities of the Company (the “Selling Stockholders”).

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We have also relied on certificates of public officials.

Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Common Shares.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

Based upon and subject to the foregoing, we are of the opinion that (a) the Note Shares to be sold by the Selling Stockholders have been duly authorized and, when issued following the conversion of the Notes in accordance with the terms of the Notes and the certificate of incorporation of the Company, as amended to date, will be validly issued, fully paid and non-assessable, (b) the Interest Shares to be sold by the Selling Stockholders have been duly authorized and, when issued as interest on the Notes in accordance with the terms of the Notes and the certificate of incorporation of the Company, as amended to date, will be validly issued, fully paid and non-assessable, and (c) the Warrant Shares to be sold by the Selling Stockholders have been duly authorized and, when issued following the exercise of the Warrants in accordance with the terms of the Warrants and the certificate of incorporation of the Company, as amended to date, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ Nutter, McClennen & Fish, LLP

NUTTER, McCLENNEN & FISH, LLP

EMA/MLB/SJP